EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-44313 on Form S-8 of Memry Corporation of our report dated January 17, 2005, relating to the financial statements of Putnam Plastics Corporation, appearing in this Form 8-K/A of Memry Corporation dated January 25, 2005.

/S/ Deloitte & Touche LLP

Stamford, Connecticut
January 25, 2005